Exhibit 10.19

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

WITH

ALISON HOFFMAN

This Second Amendment to Employment Agreement (this “Amendment”) is entered into as of the 23rd day of August, 2024 (the “Amendment Date”) by and between Starz Entertainment, LLC (“Employer”) and Alison Hoffman (“Executive”), and amends that certain Employment Agreement dated as of February 27, 2023 and as amended on March 15, 2023 (collectively, the “Agreement”).

WHEREAS, the parties desire to amend Executive’s title.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement, effective as of the Amendment Date, as follows:

1.	Employment. Section 1.1 of the Agreement is hereby deleted and replaced with the following:

“Employment. Upon the terms and conditions hereinafter set forth, Employer hereby employs Executive, and Executive hereby accepts employment, as President, Starz Networks.”

2.	No Other Changes. Subject solely to the modification as expressly set forth in this Amendment, the Agreement will remain in full force and effect.

3.	Definitions. Capitalized terms used and not otherwise defined in this Amendment will have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Employer and the Executive have executed this Amendment as of the date first set forth above.

EMPLOYER:

STARZ ENTERTAINMENT, LLC		EXECUTIVE:

By:	/s/ Jamila Daniel	/s/ Alison Hoffman
Name: Jamila Daniel		Alison Hoffman
Title: Chief Diversity Officer & SVP, HR